EXHIBIT 3(i)




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                      THE NATIONAL COLLEGIATE TRUST 1997-S2




                                 TRUST AGREEMENT



                                     Between



                    DELAWARE TRUST CAPITAL MANAGEMENT, INC.,
                                as OWNER TRUSTEE



                                       and



                          THE NATIONAL COLLEGIATE TRUST
                                  as DEPOSITOR




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                                               TABLE OF CONTENTS

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ARTICLE I

         DEFINITIONS...........................................................................................1
         Section 1.01.  CAPITALIZED TERMS......................................................................1

ARTICLE II

         ORGANIZATION..........................................................................................9
         Section 2.01.  NAME...................................................................................9
         Section 2.02.  OFFICE................................................................................10
         Section 2.03.  PURPOSES AND POWERS...................................................................10
         Section 2.04.  APPOINTMENT OF THE OWNER TRUSTEE......................................................11
         Section 2.05.  DECLARATION OF TRUST..................................................................11
         Section 2.06.  OTHER EXPENSES, LIABILITIES OF TRUST..................................................11
         Section 2.07.  SITUS OF TRUST........................................................................11

ARTICLE III

         TRUST CERTIFICATES AND TRANSFER OF INTEREST..........................................................12
         Section 3.01.  ISSUANCE OF TRUST CERTIFICATE.........................................................12
         Section 3.02.  REGISTRATION AND TRANSFER OF CERTIFICATES.............................................12
         Section 3.03.  LOST, STOLEN, MUTILATED OR DESTROYED CERTIFICATES.....................................13
         Section 3.04.  LIMITATION ON TRANSFER OF OWNERSHIP RIGHTS............................................13
         Section 3.05.  ASSIGNMENT OF RIGHT TO DISTRIBUTIONS..................................................14

ARTICLE IV

         CONCERNING THE OWNERS................................................................................14
         Section 4.01.  ACTION BY OWNERS WITH RESPECT TO CERTAIN MATTERS......................................14
         Section 4.02.  ACTION UPON INSTRUCTIONS..............................................................15
         Section 4.03.  SUPER-MAJORITY CONTROL................................................................16
         Section 4.04.  REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR.......................................16
         Section 4.05.  POWER OF ATTORNEY.....................................................................16

ARTICLE V

         INVESTMENT AND APPLICATION OF TRUST FUNDS............................................................17
         Section 5.01.  INVESTMENT OF TRUST FUNDS.............................................................17
         Section 5.02.  APPLICATION OF FUNDS..................................................................17
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ARTICLE VI

         CAPITAL..............................................................................................18
         Section 6.01.  TAX CHARACTERIZATION..................................................................18
         Section 6.02.  CAPITAL CONTRIBUTIONS OF OWNERS.......................................................18
         Section 6.03.  CAPITAL ACCOUNTS......................................................................20
         Section 6.04.  INTEREST..............................................................................20
         Section 6.05.  OTHER ADDITIONAL CAPITAL CONTRIBUTIONS................................................20
         Section 6.06.  INVESTMENT OF CAPITAL CONTRIBUTIONS...................................................21
         Section 6.07.  REPAYMENT AND RETURN OF CAPITAL CONTRIBUTIONS.........................................21

ARTICLE VII

         ALLOCATION OF PROFIT AND LOSS; DISTRIBUTIONS.........................................................21
         Section 7.01.  PROFIT................................................................................21
         Section 7.02.  LOSS..................................................................................22
         Section 7.03.  SPECIAL ALLOCATIONS...................................................................23
         Section 7.04.  CURATIVE ALLOCATIONS..................................................................25
         Section 7.05.  OTHER ALLOCATION RULES................................................................25
         Section 7.06.  DISTRIBUTION OF NET CASH FLOW.........................................................26
         Section 7.07.  DISTRIBUTION STATEMENT................................................................26
         Section 7.08.  ALLOCATION OF TAX LIABILITY...........................................................26
         Section 7.09.  METHOD OF PAYMENT.....................................................................27
         Section 7.10.  NO SEGREGATION OF FUNDS; NO INTEREST..................................................27
         Section 7.11.  INTERPRETATION AND APPLICATION OF PROVISIONS BY THE ADMINISTRATOR.....................27

ARTICLE VIII

         AUTHORITY AND DUTIES OF THE OWNER TRUSTEE............................................................27
         Section 8.01.  GENERAL AUTHORITY.....................................................................27
         Section 8.02.  SPECIFIC AUTHORITY....................................................................27
         Section 8.03.  GENERAL DUTIES........................................................................28
         Section 8.04.  ACCOUNTING AND REPORTS TO THE OWNERS, THE INTERNAL REVENUE SERVICE AND
                  OTHERS......................................................................................28
         Section 8.05.  SIGNATURE OF RETURNS..................................................................28
         Section 8.06.  RIGHT TO RECEIVE AND RELY UPON INSTRUCTIONS...........................................28
         Section 8.07.  NO DUTIES EXCEPT AS SPECIFIED IN THIS AGREEMENT OR IN INSTRUCTIONS....................29
         Section 8.08.  NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR INSTRUCTIONS............................29
         Section 8.09.  RESTRICTION...........................................................................29
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ARTICLE IX

         CONCERNING THE OWNER TRUSTEE.........................................................................30
         Section 9.01.  ACCEPTANCE OF TRUSTS AND DUTIES.......................................................30
         Section 9.02.  FURNISHING OF DOCUMENTS...............................................................31
         Section 9.03.  RELIANCE; ADVICE OF COUNSEL...........................................................31
         Section 9.04.  NOT ACTING IN INDIVIDUAL CAPACITY.....................................................31

ARTICLE X

         COMPENSATION OF OWNER TRUSTEE........................................................................32
         Section 10.01.  OWNER TRUSTEE'S FEES AND EXPENSES....................................................32
         Section 10.02.  INDEMNIFICATION......................................................................32
         Section 10.03.  LIEN ON TRUST PROPERTY...............................................................32
         Section 10.04.  PAYMENTS TO THE OWNER TRUSTEE........................................................32

ARTICLE XI

         TERMINATION OF TRUST.................................................................................33
         Section 11.01.  TERMINATION OF TRUST.................................................................33
         Section 11.02.  DISTRIBUTION OF ASSETS...............................................................33
         Section 11.03.  NO TERMINATION BY DEPOSITOR OR OWNERS................................................34

ARTICLE XII

         SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES...............................................34
         Section 12.01.  RESIGNATION OF OWNER TRUSTEE; APPOINTMENT OF SUCCESSOR...............................34
         Section 12.02.  APPOINTMENT OF ADDITIONAL OWNER TRUSTEES.............................................35

ARTICLE XIII

         TAX MATTERS PARTNER..................................................................................36
         Section 13.01.  TAX MATTERS PARTNER..................................................................36
         Section 13.02.  NOTICE OF TAX AUDIT..................................................................36
         Section 13.03.  AUTHORITY TO EXTEND PERIOD FOR ASSESSING TAX.........................................36
         Section 13.04.  CHOICE OF FORUM FOR FILING PETITION FOR READJUSTMENT.................................36
         Section 13.05.  AUTHORITY TO BIND OWNERS BY SETTLEMENT AGREEMENT.....................................36
         Section 13.06.  NOTICES SENT TO THE INTERNAL REVENUE SERVICE.........................................36
         Section 13.07.  INDEMNIFICATION OF TAX MATTERS PARTNER...............................................37
         Section 13.08.  APPROVAL OF TAX MATTERS PARTNER'S DECISIONS..........................................37
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         Section 13.09.  PARTICIPATION BY OWNERS IN INTERNAL REVENUE SERVICE ADMINISTRATIVE
                  PROCEEDINGS.................................................................................37

ARTICLE XIV

         MISCELLANEOUS........................................................................................37
         Section 14.01.  SUPPLEMENTS AND AMENDMENTS...........................................................37
         Section 14.02.  NO LEGAL TITLE TO TRUST PROPERTY IN OWNER............................................37
         Section 14.03.  PLEDGE OF COLLATERAL BY OWNER TRUSTEE IS BINDING.....................................38
         Section 14.04.  LIMITATIONS ON RIGHTS OF OTHERS......................................................38
         Section 14.05.  NOTICES..............................................................................38
         Section 14.06.  SEVERABILITY.........................................................................38
         Section 14.07.  SEPARATE COUNTERPARTS................................................................39
         Section 14.08.  SUCCESSORS AND ASSIGNS...............................................................39
         Section 14.09.  HEADINGS.............................................................................39
         Section 14.10.  GOVERNING LAW........................................................................39
         Section 14.11.  GENERAL INTERPRETIVE PRINCIPLES......................................................39
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EXHIBIT 1   FORM OF TRUST CERTIFICATE
EXHIBIT 2   FORM OF ACCESSION AGREEMENT
EXHIBIT 3   FORM OF CERTIFICATE OF TRUST
EXHIBIT 4   FEE SCHEDULE




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         TRUST AGREEMENT, dated as of November 1, 1997, between The National
Collegiate Trust, a Delaware business trust (the "Depositor"), and Delaware Trust Capital Management, Inc., a Delaware trust company (the "Owner Trustee").


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. CAPITALIZED TERMS. For all purposes of this Agreement, the following terms shall have the meaning set forth below:

                  "Administration Agreement" means the Administration Agreement, dated as of November 1, 1997, among the Trust, the Indenture Trustee and First Marblehead Data Services Inc., as Administrator, as it may be amended from time to time.

                  "Administrator" means First Marblehead Data Services Inc., a Delaware corporation, as Administrator under the Administration Agreement, or any successor Administrator as appointed pursuant to the terms of the Administration Agreement.

                  "Affiliate" with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement" means this Trust Agreement, as it may be amended or restated from time to time.

                  "Allocable Bonds" means, as to any Owner, the then outstanding aggregate principal balance of Bonds which are collateralized by such Owner's Allocable Student Loans. The initial Allocable Bonds for each Owner are set forth on Schedule A attached hereto. Thereafter, the Allocable Bonds as to any Owner shall be determined by multiplying the then outstanding aggregate principal balance of the Bonds by a percentage derived by dividing the initial Allocable Bonds for such Owner by the initial aggregate principal balance of the Bonds.

                  "Allocable Student Loans" means, as to any Owner, the then outstanding aggregate principal balance of Student Loans originated by the Originator and made to students who were attending or recently graduated from such Owner. The initial Allocable Student Loans for each Owner are set forth on Schedule A attached hereto.




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                                       -2-

                  "Assignment of Servicing Agreement" means the Assignment of Servicing Agreement, dated December 3, 1997, among the Owner, the Trust and the Servicer, relating to the assignment of the Servicing Agreement to the Trust and the Indenture Trustee.

                  "Authorized Officer" means any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to, and binding upon, the Trust and whose name appears on a list of such authorized officers furnished by the Owner Trustee as such list may be amended or supplemented from time to time.

                  "Beneficial Interest" as to any Owner, means all or any part of the interest of that Owner in the Trust, including without limitation its (i) right to a distributive share of the Profit and Loss of the Trust, (ii) right to a distributive share of the assets of the Trust, and (iii) right to direct or consent to actions of the Owner Trustee and otherwise participate in the management of and control the affairs of the Trust.

                  "Bonds" means collateralized student loan bonds to be issued by the Trust pursuant to the Indenture.

                  "Bond Insurer" means MBIA Insurance Corporation.

                  "Business Day" means any day that is not a Saturday, Sunday or any other day on which commercial banking institutions in Delaware are authorized or obligated by law or executive order to be closed.

                  "Business Trust Statute" means the Delaware Business Trust Act, 12 Del. Code ss.3801.

                  "Call Date" means any Payment Date for the Bonds.

                  "Capital Account" means the Capital Account maintained for each Owner pursuant to Article VI of this Agreement.

                  "Capital Contribution" means the amount of money contributed by an Owner to the capital of the Trust, which shall be deemed to be such Owner's share of the Securitization Reserves (as defined in the Master Securitization Agreement or the Note Purchase Agreement, as the case may be, with respect to the related Originator) plus (i) the excess of the aggregate principal balance of such Owner's Allocable Student Loans over the aggregate principal balance of such Owner's Allocable Bonds as of the Closing Date, as set forth on Schedule A to this Agreement, (ii) the amount of any Mandatory Capital Contribution made by such Owner pursuant to this Agreement and (iii) the amount of any Liquidity Capital Contribution made by such Owner pursuant to this Agreement and not returned as provided herein.



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                                       -3-

                  "Certificate of Trust" means the Certificate of Trust to be filed with the Secretary of State by the Owner Trustee on behalf of the Trust pursuant to Section 8.02.

                  "Closing Date" means December 3, 1997.

                  "Default Losses" means the losses described as such in Section 7.01(b)(i).

                  "Depositor" means The National Collegiate Trust, a Delaware business trust.

                  "Distributions" means any money or other property distributed to an Owner with respect to its Beneficial Interest.

                  "Distribution Date" means the first Business Day following a day on which the Owner Trustee obtains receipt of funds or, if instructed by the Owners, such other Business Day as they shall specify in writing.

                  "Distribution Date Statement" means the statement described as such in Section 7.07.

                  "Eligible Investments" means one or more of the following:

                  (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                  (ii) repurchase agreements on obligations specified in clause
         (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by the Rating Agency in its highest short-term rating available;

                  (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof has been rated by the Rating Agency in its highest short-term rating available; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such



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                                       -4-

         institution shall have a credit rating in one of the two highest applicable categories from the Rating Agency;

                  (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by the Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

                  (v) a money market fund rated by the Rating Agency in its highest rating available; and

                  (vi) other obligations or securities that are acceptable to the Rating Agency as an Eligible Investment hereunder and will not result in a reduction in the then current ratings of the Bonds, as evidenced in writing;

provided, however, that no instrument shall be an Eligible Investment if it represents either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from the obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations; and, provided further, that, Eligible Investments shall include only such obligations or securities that mature on or before the Business Day immediately preceding the next Distribution Date. In addition, no Eligible Investment which incorporates a penalty for early withdrawal shall be acquired unless the maturity of such Eligible Investment is on or before the Business Day immediately preceding the next Distribution Date.

                  "Fiscal Year" means the calendar year or such portion thereof as the Trust may be in existence.

                  "Funding Amount" means the aggregate Liquidity Capital Contributions (to the extent not returned to such Funding Owner) and Mandatory Capital Contributions as of the Closing Date which may be required to be made by a Funding Owner as set forth on Schedule A attached hereto. For the purpose of determining whether the aggregate Liquidity Capital Contributions (to the extent not returned to such Funding Owner) and Mandatory Capital Contributions equal or exceed the "Funding Amount," each Liquidity Capital Contribution and Mandatory Capital Contribution shall be reduced by applying a discount rate of 7.24% per annum for the period beginning on the Closing Date and ending on the date of such Liquidity Capital Contribution or Mandatory Capital Contribution.




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                                       -5-

                  "Funding Date" means the sixth Business Day prior to any Payment Date for the Bonds which is also a Call Date.

                  "Funding Owner" means each of the Owners designated as Funding Owners on Schedule A attached hereto.

                  "Indenture" means the trust indenture between the Trust and the Indenture Trustee, dated as of November 1, 1997, pursuant to which the Bonds are to be issued.

                  "Indenture Trustee" means the bank or trust company acting as Indenture trustee under the Indenture.

                  "Liquidity Capital Contribution" means any Capital Contribution from a Funding Owner required pursuant to Section 6.02(b).

                  "Mandatory Capital Contribution" means any Capital Contribution from a Funding Owner required pursuant to Section 6.02(c).

                  "Master Securitization Agreement" means that certain Master Purchase and Securitization Agreement between the Owner and The First National Bank of Boston, as the Originator.

                  "Net Cash Flow" means with respect to any fiscal period of the Trust, all revenues of the Trust decreased by (a) cash expenditures for operating expenses (including interest on indebtedness of the Trust but not including expense items which do not require current cash outlay), (b) capital expenditures to the extent not made from reserves, (c) reserves for capital expenditures, contingencies and working capital established in such amounts as the Owner Trustee, with the consent of the Owners, may determine, (d) repayments of principal on any Trust indebtedness and (e) taxes.

                  "Net Interest Income Attributable to Student Loans" means, with respect to a Fiscal Year, the interest income from the Student Loans minus any servicing fees and expenses, other operating expenses of the Trust and interest expense of the Bonds.

                  "Net Interest Income Attributable to Student Loans as to Each Owner" means Net Interest Income Attributable to Student Loans (i) multiplied by the interest rate on such Owner's Related Owner's Notes divided by the weighted average interest rate on the Notes and (ii) such product multiplied by such Owner's Allocable Student Loans as at the end of such Fiscal Year divided by the aggregate principal balance of the Student Loans as at the end of such Fiscal Year.




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                                       -6-

                  "Net Interest Income Attributable to Reserve Accounts" means, with respect to a Fiscal Year, interest income from investments of all funds held by the Indenture Trustee for the benefit of the holders of the Bonds and/or the Trust and all funds, if any, held by the Owner Trustee or its agents for the benefit of the Owners.

                  "Net Interest Income Attributable to Reserve Accounts as to Each Owner" means Net Interest Income Attributable to Reserve Accounts multiplied by such Owner's Allocable Bonds divided by the then outstanding aggregate principal balance of the Bonds.

                  "Note Purchase Agreement" means that certain Note Purchase Agreement between the Owner and Bank of America National Association as the Originator.

                  "Notes" means the promissory notes to be sold to the Trust by each Originator pursuant to the Master Securitization Agreement or the Note Purchase Agreement, as the case may be.

                  "Originator" means either Bank of America National Association or The First National Bank of Boston.

                  "Owner" means the Depositor and each of its successors in interest as beneficiaries of the Trust pursuant to Article III hereof, including any Funding Owner.

                  "Owner Trustee" means Delaware Trust Capital Management, Inc., a Delaware trust company, not in its individual capacity but solely as trustee.

                  "Payment Date" means any day specified as a payment date for the Bonds pursuant to the Indenture.

                  "Percentage Interest" means the initial undivided beneficial interest in the Trust Property of an Owner expressed as a percentage of the total initial undivided beneficial interests in the Trust Property. References to Percentage Interests herein shall be solely for the purpose of certificating Owners' interests hereunder and for any other purpose specified in this Agreement.

                  "Periodic Filings" means any filings or submissions that the Trust is required to make with any state or Federal regulatory agency or under the Code.

                  "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, trust (including any beneficiary thereof), estate, custodian, nominee, unincorporated organization or government or any agency or political subdivision thereof.




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                                       -7-

                  "Rating Agency" means Moody's Investors Service, Inc. or Fitch Ratings Services.

                  "Related Owner Notes" means, with respect to any Owner, all of the Notes transferred to the Trust which represent Student Loans to students who were attending or recently graduated from such Owner at the time such Student Loans were originated.

                  "Secretary of State" means the office of the Secretary of State of the State of Delaware.

                  "Servicer" means Pennsylvania Higher Education Assistance Agency.

                  "Servicing Agreement" means the Servicing Agreement, dated January 6, 1995, by and between the Owner and the Servicer.

                  "Sharing Ratio" means, with respect to any Owner and as of any date, the ratio (expressed as a percentage) of (i) the sum of such Owner's unreturned Capital Contribution and the aggregate unpaid principal balance of such Owner's Related Owner Notes that are not in default to (ii) the sum of all of the Owners' unreturned Capital Contributions and the aggregate unpaid principal balance of the Notes that are not in default.

                  "Student Loan" means the education loans to students originated under the GATESM (Guaranteed Access to Education) student loan program.

                  "Super-majority Owners" shall have the meaning set forth in
Section 4.03.

                  "Transfer" means the sale, transfer or other assignment of all of an Owner's right, title and interest in all or a portion of such Owner's Beneficial Interest.

                  "Trust" means the trust established by this Agreement.

                  "Trust Certificate" means a certificate evidencing the Beneficial Interest of an Owner in substantially the form attached hereto as
Exhibit 1.

                  "Trust Property" means all right, title and interest of the Trust or the Owner Trustee on behalf of the Trust in and to any property contributed to the Trust by the Owners or otherwise acquired by the Trust, including without limitation all distributions, payments or proceeds thereon.

                  "Trust Related Agreements" means any instruments or agreements signed by the Owner Trustee on behalf of the Trust, including the Administration Agreement and the Assignment of Servicing Agreement.



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                                       -8-


                  TAX TERMS:

                  "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                           (i) Credit to such Capital Account the minimum gain
                  chargeback that such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                           (ii) Debit to such Capital Account the items
                  described in Section 1.704-1(b)(2)(ii)(d)(4),
                  1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6) of the
                  Regulations.

                  The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Nonrecourse Liability" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

                  "Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

                  "Partners" means the Owners.

                  "Partnership" means the Trust.

                  "Partner Nonrecourse Debt" has the meaning set forth in
Section 1.704-2(b)(4) of the Regulations.

                  "Partner Nonrecourse Debt Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

                  "Partner Nonrecourse Deductions" has the meaning set forth in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.



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                                       -9-

                  "Partnership Minimum Gain" has the meaning set forth in
Section 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

                  "Profit and Loss" means, for each Fiscal Year, an amount equal to the Partnership's taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code
Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                           (i) Any income of the Partnership that is exempt from
                  federal income tax and not otherwise taken into account in computing Profit or Loss pursuant to this definition shall be added to such taxable income or loss;

                           (ii) Any expenditures of the Partnership described in
                  Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profit or Loss pursuant to this definition, shall be subtracted from such taxable income or loss;

                           (iii) Notwithstanding any other provisions of this
                  definition, any items which are specially allocated pursuant to Section 7.03 or Section 7.04 shall not be taken into account in computing Profit or Loss.

         The amounts of the items of Partnership income, gain, loss, or deduction available to be specially allocated pursuant to Section 7.03 and 7.04 shall be determined by applying rules analogous to those set forth in clauses (i) and (ii) above.

                  "Regulations" means the federal income tax regulations promulgated by the United States Treasury Department under the Code as such Regulations may be amended from time to time. All references herein to a specific section of the Regulations shall be deemed also to refer to any corresponding provision of succeeding Regulations.


                                   ARTICLE II

                                  ORGANIZATION

         Section 2.01. NAME. The Trust created hereby shall be known as The National Collegiate Trust 1997-S2, in which name the Owner Trustee may take any action as provided herein.




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                                      -10-

         Section 2.02. OFFICE. The office of the Trust shall be in care of the Owner Trustee, at the address set forth in Section 14.05. The Trust shall also have an office at 237 Park Avenue, New York, New York 10017.

         Section 2.03. PURPOSES AND POWERS. (a) The purpose of the Trust is to engage in the following activities:

                  (i) to prepare and deliver a Prospectus, a Prospectus Supplement and other offering materials in connection with public issuance and sale of the Bonds;

                  (ii) to acquire a pool of Student Loans, to execute the Indenture and to issue the Bonds;

                  (iii) to enter into the Administration Agreement and the Servicing Agreement and to provide for the administration of the Trust and the servicing of the Student Loans.

                  (iv) to engage in those activities and to enter into such agreements that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

                  (v) to engage in such other activities as may be required in connection with conservation of the Trust Property and distributions to Owners. Until the Indenture is discharged, the Trust shall not engage in any business or activities other than in connection with, or relating to, the foregoing and other than as required or authorized by the terms of this Agreement and the Indenture, except as are incidental to and necessary to accomplish such activities.

         (b) Until the Indenture is discharged, the operations of the Trust shall be conducted in accordance with the following standards:

                  (i) the Trust will act solely in its own name and the Owner Trustee or other agents selected in accordance with this Agreement will act on behalf of the Trust subject to direction by the Owners as provided herein, but such action shall not be in violation of the terms of this Agreement;

                  (ii) the Trust's funds and assets shall at all times be maintained separately from those of the Owners and any of their respective Affiliates;

                  (iii) The Trust shall maintain complete and correct books, minutes of the meetings and proceedings of the Owners, and records of accounts;

                  (iv) the Trust shall conduct its business at the office of the Owner Trustee and will use stationary and other business forms of the Trust under its own name and not that of the Owners or any of their respective Affiliates, and will avoid the appearance (x) of conducting business on behalf of any Owner or any Affiliate of an Owner or (y) that the assets of the Trust are available to pay the creditors of the Owner Trustee or any Owner;

                  (v) the Trust's operating expenses shall be paid out of its own funds; and

                  (vi) the Trust shall not hold itself out as being liable for the debts of any Owner or any Affiliates of any Owner.

         Section 2.04. APPOINTMENT OF THE OWNER TRUSTEE. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Business Trust Statute. The Owner Trustee acknowledges receipt in trust from the Depositor as of the date hereof, of the sum of one hundred dollars ($100), constituting the initial Trust Property.

         Section 2.05. DECLARATION OF TRUST. The Owner Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the use and benefit of the Owners, subject to the obligations of the Owner Trustee under the Trust Related Agreements. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute, and that this agreement constitute the governing instrument of the Trust.

         Section 2.06. OTHER EXPENSES, LIABILITIES OF TRUST. The Owners shall be jointly and severally liable for any and all liabilities and obligations of the Trust; provided, however, that the Owners shall have rights of contribution in proportion to their respective Percentage Interests; and provided further, that an Owner shall be liable only for liabilities and obligations of the Trust incurred from the date such Owner became duly registered as an Owner in accordance with Sections 3.02 and 3.04 and such Owner shall continue to be liable for such liabilities and obligations after such Owner transfers its Beneficial Interest pursuant to Article III hereof or otherwise is no longer an Owner for the purposes of this Agreement. Within ten Business Days of receipt or a statement delivered by the Owner Trustee to the effect that amounts necessary to pay expenses or to meet any obligation of the Trust are not available in the Trust Property, and setting forth the basis for such expenses and such Owner's allocable share of such expenses, each Owner shall deliver to the Owner Trustee immediately available funds in the amount or such Owner's allocable share of such expenses.

         Section 2.07. SITUS OF TRUST. The Trust will be located and administered in the State of Delaware. The Trust shall not have any employees in any state other than in the State of

Delaware and payments will be received by the Trust only in the State of Delaware and payments will be made by the Trust only from the State of Delaware.


                                   ARTICLE III

                   TRUST CERTIFICATES AND TRANSFER OF INTEREST

         Section 3.01. ISSUANCE OF TRUST CERTIFICATE.

         (a) As of the date hereof, the Owner Trustee has issued and delivered to the Depositor a Trust Certificate in the name of the Depositor evidencing 100% of the Beneficial Interest in the Trust.

         (b) Each Trust Certificate shall be executed by manual signature on behalf of the Owner Trustee by one of its Authorized Officers. Trust Certificates bearing the manual signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Owner Trustee shall bind the Trust, notwithstanding that such individual has ceased to be so authorized prior to the delivery of such Trust Certificate or does not hold such office at the date of such Trust Certificate. Each Trust Certificate shall be dated the date of its issuance.

         (c) On the Closing Date, the Owner Trustee is authorized to issue Trust Certificates to each of the Persons set forth on Schedule A as Owners. Upon the issuance of the first additional Trust Certificate, the Depositor shall be deemed to have withdrawn as the initial Owner and to have contributed its Trust Certificate to the Trust.

         Section 3.02. REGISTRATION AND TRANSFER OF CERTIFICATES.

         (a) The Owner Trustee shall maintain at its office referred to in
Section 2.02, or at the office of any agent appointed by it and approved in writing by the Owners at the time of such appointment, a register for the registration and Transfer of Trust Certificates. No Transfer of a Beneficial Interest shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and state securities laws, or is exempt from the registration requirements under the 1933 Act and state securities laws.

         (b) The registered Owner of any Trust Certificate may Transfer all or any portion of the Beneficial Interest evidenced by such Trust Certificate upon surrender thereof to the Owner Trustee accompanied by the documents required by
Section 3.04. Such Transfer may be made by the registered Owner in person or by its attorney duly authorized in writing upon surrender of the Trust Certificate to the Owner Trustee accompanied by a written instrument of Transfer and with such signature guarantees and evidence of authority of the Persons signing the instrument of

Transfer as the Owner Trustee may reasonably require. Promptly upon the receipt of such documents and receipt by the Owner Trustee of the transferor's Trust Certificate, the Owner Trustee shall record the name of such transferee as an Owner and its Percentage Interest in the Trust Certificate register and issue, execute and deliver to such Owner a Trust Certificate evidencing such Percentage Interest. In the event a transferor Transfers only a portion of its Beneficial Interest, the Owner Trustee shall register and issue to such transferor a new Trust Certificate evidencing such transferor's new Percentage Interest. Subsequent to a Transfer and upon the issuance of the new Trust Certificate or Trust Certificates, the Owner Trustee shall cancel and destroy the Trust Certificate surrendered to it in connection with such Transfer. The Owner Trustee may treat the Person in whose name any Trust Certificate is registered as the sole Owner of the Beneficial Interest in the Trust evidenced by such Trust Certificate.

         (c) As a condition precedent to any registration of Transfer, the Owner Trustee may require the payment of a sum sufficient to cover the payment of any tax or taxes or other governmental charges required to be paid in connection with such Transfer and any other reasonable expenses connected therewith.

         Section 3.03. LOST, STOLEN, MUTILATED OR DESTROYED CERTIFICATES. If (i) any mutilated Trust Certificate is surrendered to the Owner Trustee, or (ii) the Owner Trustee receives evidence to its satisfaction that any Trust Certificate has been destroyed, lost or stolen, and upon proof of ownership satisfactory to the Owner Trustee together with such security or indemnity as may be requested by the Owner Trustee to save it harmless, the Owner Trustee shall execute and deliver a new Trust Certificate for the same Percentage Interest as the Trust Certificate so mutilated, destroyed, lost or stolen, of like tenor and bearing a different issue number, with such notations, if any, as the Owner Trustee shall determine. In connection with the issuance of any new Trust Certificate under this Section 3.03, the Owner Trustee may require the payment by the registered Owner thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Owner Trustee) connected therewith. Any replacement Trust Certificate issued pursuant to this Section 3.03 shall constitute complete and indefeasible evidence of ownership of a Beneficial Interest, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

         Section 3.04. LIMITATION ON TRANSFER OF OWNERSHIP RIGHTS.

         (a) No Transfer of all or any part of a Beneficial Interest shall be made to any Person unless (i) such Person delivers to the Owner Trustee an accession agreement substantially in the form of Exhibit 2 hereof, and (ii) except for the initial transfer of the Beneficial Interest of the Depositor, the Owner Trustee shall have received a written opinion of counsel in form and substance satisfactory to the Owner Trustee stating that such Transfer is exempt from the 1933 Act and any applicable state securities law.

         (b) At any time that there is more than one Owner, no Transfer of a Beneficial Interest shall be valid unless the Owner making such Transfer shall have received the prior written consent to such Transfer of the Owners holding at least 66 2/3% of both the Percentage Interests and the Sharing Ratios in the Trust at such time, which consent may not be unreasonably withheld; PROVIDED, HOWEVER, that in calculating the total Beneficial Interests in the Trust there shall be excluded the Beneficial Interest owned by the transferor or (unless the transferor and its Affiliates are the only Owners) any Affiliate thereof.

         (c) Except for the initial issuance of the Trust Certificates to the Depositor, no Transfer shall be valid if, as a result of such Transfer, (i) any Person would have a Percentage Interest or a Sharing Ratio of 100%, considering for such purpose all interests owned by any Affiliate of such Person as owned by such Person, or (ii) such Transfer would result in a termination of the Trust for Federal income tax purposes.

         Section 3.05. ASSIGNMENT OF RIGHT TO DISTRIBUTIONS. An Owner may assign all or any part of its right to receive distributions hereunder, but such assignment (in the absence of a permitted Transfer) shall effect no change in the ownership of the Trust.


                                   ARTICLE IV

                              CONCERNING THE OWNERS

         Section 4.01. ACTION BY OWNERS WITH RESPECT TO CERTAIN MATTERS.

         (a) The Owner Trustee will take such action or refrain from taking such action under this Agreement or any Trust Related Agreement as it shall be directed pursuant to an express provision of this Agreement or such Trust Related Agreement or, with respect to nonministerial matters, as it shall be directed by all the Owners.

         (b) Without limiting the generality of the foregoing, in connection with the following nonministerial matters, the Owner Trustee will take no action unless it receives written approval from all the Owners:

                  (i) the initiation of any claim or lawsuit by the Trust and the compromise of any claim or lawsuit brought by or against the Trust;

                  (ii) the amendment, change or modification of this Agreement, the Administration Agreement or any Trust Related Agreement;

                  (iii) the merger or consolidation of the Trust;

                  (iv) the adoption of a plan of liquidation; and

                  (v) the filing of a voluntary petition in bankruptcy for the Trust, which in no event shall the Owner Trustee be permitted to do or be instructed to do until at least 366 days after the payment in full of all Bonds issued by the Trust.

         (c) No Owner shall take any action to cause the filing of an involuntary petition in bankruptcy against the Trust.

         Section 4.02. ACTION UPON INSTRUCTIONS.

         (a) The Owner Trustee shall take such action or actions as may be specified in this Agreement or in any instructions delivered in accordance with this Article IV or Article VIII; provided, however, that the Owner Trustee shall not be required to take any such action if it shall have reasonably determined, or shall have been advised by counsel, that such action (i) is contrary to the terms hereof or of any document contemplated hereby to which the Trust or the Owner Trustee is a party or is otherwise contrary to law, (ii) is likely to result in personal liability on the part of the Owner Trustee, unless the Owners shall have provided to the Owner Trustee indemnification or security reasonably satisfactory to the Owner Trustee against all costs, expenses and liabilities arising from the Owner Trustee's taking such action, or (iii) would adversely affect the status of the Trust as a partnership for Federal income tax purposes.

         (b) No Owner shall direct the Owner Trustee to take or refrain from taking any action contrary to this Agreement or any Trust Related Agreement, nor shall the Owner Trustee be obligated to follow any such direction, if given.

         (c) Notwithstanding anything contained herein or in any Trust Related Agreement to the contrary, the Owner Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order for the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence on the date hereof other than the State of Delaware becoming payable by the Owner Trustee; or (iii) subject the Owner Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Owner Trustee contemplated hereby.

         (d) The Owner Trustee shall not have the power to remove the Administrator under the Administration Agreement or appoint a successor Administrator pursuant to the Administration Agreement without written instruction by the Owners.

         Section 4.03. SUPER-MAJORITY CONTROL. Except as otherwise expressly provided in this Agreement, any action which may be taken or consent or instructions which may be given by the Owners under this Agreement may be taken by the Owners holding in the aggregate at least 66 2/3% of both the Percentage Interests and the Sharing Ratios in the Trust at the time of such action (the "Super-majority Owners"). Any written notice of the Owners delivered pursuant to this Agreement shall be effective if signed by the Super-majority Owners at the time of the delivery of such notice.

         Section 4.04. REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR. The Depositor hereby represents and warrants to the Owner Trustee as follows:

         (a) Upon the receipt of the Trust Property by the Owner Trustee under this Agreement, the Owner Trustee on behalf of the Trust will have good title to the Trust Property free and clear of any lien.

         (b) The Trust is not, and will not be upon conveyance of the Trust Property to the Owner Trustee, an "Investment Company" or under the "control" of an "Investment Company," as such terms are defined in the Investment Company Act of 1940, as amended.

         (c) Except for the filing of the Certificate of Trust with the Secretary of State, no consent, approval, authorization or order of, or filing with, any court or regulatory, supervisory or governmental agency or body is required under current law in connection with the execution, delivery or performance by the Depositor of this Agreement or the consummation of the transactions contemplated hereby; provided, however, that no representation or warranty is made herein as to compliance with federal securities laws or the securities or "blue sky" laws of any state.

         (d) This Agreement has been duly and validly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Depositor, enforceable in accordance with its terms.

         Section 4.05. POWER OF ATTORNEY. (a) GENERAL. Each Owner hereby irrevocably constitutes and appoints the Administrator, with full power of substitution, such Owner's true and lawful attorney-in-fact, in such Owner's name, place and stead, with full power to act jointly and severally, to make, execute, sign, acknowledge, swear to verify, deliver, file, record and publish the following documents:

                  (i) Any certificate, instrument or document to be filed by the Owners under the laws of any state, or by any governmental agency;

                  (ii) Any certificate, instrument or document which may be required to effect the continuation or the termination of the Trust, including any amendments to the Agreement; provided such continuation or termination is in accordance with the terms of this Agreement; and

                  (iii) Any written notice, instruction, instrument or document under Article XII of this Agreement.

         (b) DURATION OF POWER OF ATTORNEY. It is expressly intended by each of the Owners that the Power of Attorney granted under this Section 4.05 is coupled with an interest, and it is agreed that such Power of Attorney shall survive (i) the dissolution, death or incompetency of the Owner and (ii) the assignment by any Owner of the whole or any portion of such Owner's Beneficial Interest.


                                    ARTICLE V

                    INVESTMENT AND APPLICATION OF TRUST FUNDS

         Section 5.01. INVESTMENT OF TRUST FUNDS. Unless otherwise directed in writing by the Owners, income with respect to and proceeds of the Trust Property which are received by the Owner Trustee more than one day prior to a Distribution Date shall be invested and reinvested by the Owner Trustee in Eligible Investments. Interest earned from such investment and reinvestment shall be credited to the Trust Property.

         Section 5.02. APPLICATION OF FUNDS.

         Income with respect to and proceeds of Trust Property held by the Owner Trustee on a Distribution Date shall be applied by the Owner Trustee on such Distribution Date in the following order:

                  (i) FIRST, to pay any amounts due to the Owner Trustee under this Agreement;

                  (i) SECOND, to pay any amounts due to the Administrator under the Administration Agreement;

                  (iii) THIRD, to pay any amounts then due to any Person under the Trust Related Agreements;

                  (iv) FOURTH, to pay any other expenses of the Trust; and

                  (v) FIFTH, to the Owners in accordance with Section 7.06.

All payments to be made under this Agreement by the Owner Trustee shall be made only from the income and proceeds of the Trust Property and only to the extent that the Owner Trustee has received such income or proceeds.

         Section 5.03. PAYMENTS TO INDENTURE TRUSTEE OF LIQUIDITY CAPITAL CONTRIBUTIONS AND MANDATORY CAPITAL CONTRIBUTIONS. All payments made to the Owner Trustee on behalf of the Trust of Mandatory Capital Contributions or Liquidity Capital Contributions made by a Funding Owner on any Funding Date pursuant to Section 6.02(b) or Section 6.02(c) shall be remitted to the Indenture Trustee not later than one Business Day following receipt by the Owner Trustee on behalf of the Trust together with a notice to the Indenture Trustee and the Bond Insurer describing the payment made and whether any Funding Owner has failed to make a required payment.


                                   ARTICLE VI

                                     CAPITAL

         Section 6.01. TAX CHARACTERIZATION. It is intended that the Trust be characterized and treated as a partnership for federal income tax purposes. All references to a "Partner," the "Partners" and to the "Partnership" in this Agreement and in the provisions of the Code and Regulations cited in this Agreement shall be deemed to refer to an Owner, the Owners and the Trust, respectively. The Tax Matters Partner of the Trust shall be as set forth in
Article XIII.

         Section 6.02. CAPITAL CONTRIBUTIONS OF OWNERS.

         (a) The Depositor shall make a Capital Contribution in the amount of one hundred dollars ($100) upon execution of this Agreement. Upon their accession to the Trust Agreement as Owners and the issuance of Trust Certificates to them in accordance with Section 3.01(c), the Owners will be deemed to have made initial Capital Contributions in the amounts set forth on Schedule A attached hereto.

         (b) Up to but not exceeding its related Funding Amount (as decreased by any Capital Contributions made by such Funding Owner pursuant to Section 6.02(c)), each Funding Owner shall make additional Capital Contributions in cash (each, a "Liquidity Capital Contribution") on each Funding Date whenever there is a shortfall of cash necessary to fund the Interest Reserve Amount (a "Reserve Shortfall") in the Reserve Fund as required by Section 3.09(b) of the Indenture following application of available funds by the Indenture Trustee on such Funding Date. Each Funding Owner's Liquidity Capital Contribution for such Funding Date shall be equal to the Reserve Shortfall multiplied by a fraction, the numerator of which shall be the interest payments and related expenses on the Allocable Bonds of such Funding Owner minus actual Collateral Proceeds received during the related Collection Period with respect to the Allocable Student Loans of such Funding Owner, and the denominator of which shall be the aggregate interest payments on the Allocable Bonds of all Funding Owners and related expense payments made on such Funding Date minus the actual Collateral Proceeds received during the related Collection Period with respect to the Allocable Student Loans of all Funding Owners; provided that if the amount of Liquidity Capital Contributions required from a Funding Owner would be in excess of such Funding Owner's Funding Amount, each other Funding Owner shall make an additional Liquidity Capital Contribution (but in no event in excess of such Funding Owner's Funding Amount) in an amount equal to such excess multiplied by a fraction, the numerator of which is the aggregate unpaid principal balance of such Funding Owner's Allocable Student Loans and the denominator of which is the aggregate unpaid principal balance of the Allocable Student Loans of all Funding Owners required to make an additional Liquidity Capital Contribution pursuant to this proviso. "Interest Reserve Amount," "Reserve Fund," "Collateral Proceeds" and "Collection Period" shall have the meanings assigned to such terms in the Indenture.

         (c) Up to but not exceeding its related Funding Amount (as decreased by any Liquidity Capital Contributions by such Funding Owner made pursuant to
Section 6.02(b) that have not been returned to such Funding Owner in accordance with the Indenture), each Funding Owner shall make additional Capital Contributions in cash (each a "Mandatory Capital Contribution") on each Funding Date whenever such Funding Owner's Capital Account is debited by the amount of the Funding Owner's share of Loss allocated pursuant to Section 7.02(a).

         (d) The Owner Trustee, or the Administrator on its behalf, shall make the determination that any Liquidity Capital Contribution or Mandatory Capital Contribution is payable not later than ten Business Days prior to each Funding Date and shall promptly notify each Funding Owner of its obligations hereunder and shall provide a copy of each such notice to the Indenture Trustee. Any such notification shall be in writing and shall set forth such Funding Owner's Default Losses, if any, attributable to such Funding Owner's Allocable Student Loans, any related Reserve Shortfall, such Owner's Funding Amount, and the amount of all Mandatory Capital Contributions and Liquidity Capital Contributions (to the extent not returned).

         (e) The Owner Trustee, or the Administrator on its behalf, may, with the consent of the Bond Insurer so long as any Bonds are outstanding, and shall, upon the direction of the Bond Insurer, institute proceedings for the collection of all Mandatory Capital Contributions or Liquidity Capital Contributions required to be made but not made hereunder, whether by declaration or otherwise, and enforce any judgment obtained. The Owner Trustee shall not distribute any Net Cash Flow to any Funding Owner that has not made all Capital Contributions required to be made by it.

         Section 6.03. CAPITAL ACCOUNTS. A capital account shall be maintained for each Owner throughout the term of the Trust in accordance with the rules of Regulation ss.1.704-1(b)(2)(iv) as in effect from time to time, and, to the extent not inconsistent therewith, to which the following provisions apply:

         (a) To each Owner's Capital Account there shall be credited (i) the amount of money contributed by such Owner to the Trust (including each Owner's share of any liabilities of the Trust assumed by such Owner as provided in Regulation Section 1.704-1(b)(2)(iv)(c)), including any Liquidity Capital Contributions or Mandatory Capital Contributions by a Funding Owner, (ii) the fair market value of any property contributed to the Trust by such Owner (net of liabilities secured by such contributed property that the Trust is considered to assume or take subject to under Code ss.752), and (iii) such Owner's share of Profit and items of income and gain that are specially allocated pursuant to
Section 7.03 and 7.04. The initial Capital Contributions of each Owner are set forth on Schedule A attached hereto.

         (b) To each Owner's Capital Account there shall be debited (i) the amount of money distributed to such Owner by the Trust (including any return to a Funding Owner of a Liquidity Capital Contribution and any liabilities of such Owner assumed by the Trust as provided in Regulation Section 1.704-1(b)(2)(iv)(c)) other than amounts that are in repayment of debt obligations of the Trust to such Owner, (ii) the fair market value of property distributed to such Owner (net of liabilities secured by such distributed property that such Owner is considered to assume or take subject to), and (iii) such Owner's share of Loss and items of loss or deduction that are specially allocated pursuant to Sections 7.03 and 7.04.

         (c) The Capital Account of a transferee Owner shall include the appropriate portion of the Capital Account of the Owner from whom the transferee Owner's interest was obtained.

         (d) In determining the amount of any liability there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations
Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.

         Section 6.04. INTEREST. No Owner shall be entitled to interest on its Capital Contribution or on any Profit retained by the Trust.

         Section 6.05. OTHER ADDITIONAL CAPITAL CONTRIBUTIONS. Except for Liquidity Capital Contributions and Mandatory Capital Contributions required pursuant to Section 6.02, no Owner shall make an additional Capital Contribution to the Trust, or receive a distribution from the Trust, of property unless this Agreement shall have first been amended to the extent necessary to comply with the requirements of Sections 704(b) and (c) of the Code regarding the distributive shares of, and the allocation of income, gain, loss, deduction and credit among, partners of a partnership.

         Section 6.06. INVESTMENT OF CAPITAL CONTRIBUTIONS. The cash Capital Contributions of the Owners shall be invested by the Owner Trustee in accordance with Section 5.01.

         Section 6.07. REPAYMENT AND RETURN OF CAPITAL CONTRIBUTIONS.

         (a) The Owner Trustee shall have no personal liability for the repayment of any Capital Contributions of the Owners.

         (b) Following receipt by the Owner Trustee from the Indenture Trustee of any returned Liquidity Capital Contributions on any Payment Date, such Liquidity Capital Contributions shall be distributed to all Funding Owners who previously made such contributions, pro rata in proportion to the unreturned Liquidity Capital Contributions of each such Funding Owner.

         (c) Following redemption or payment of the Bonds in full, principal payments received by the Trust in a Fiscal Year on account of the Student Loans, including prepayments of principal and amounts recovered in liquidation of a Student Loan allocable to outstanding principal thereof, shall be distributed to the Owners in proportion to the positive balances in their respective Capital Accounts.


                                   ARTICLE VII

                  ALLOCATION OF PROFIT AND LOSS; DISTRIBUTIONS

         Section 7.01. PROFIT. After giving effect to special allocations set forth in Section 7.03, Profit for any Fiscal Year shall be allocated in the following order and priority:

         (a) OFFSET OF SECTION 7.02(C) ALLOCATION. Profit shall first be allocated to the Owners in proportion to and to the extent of the excess, if any, of (i) the cumulative Loss allocated to each Owner pursuant to Section 7.02(b) for all prior Fiscal Years, over (ii) the cumulative Profit allocated to each Owner pursuant to this Section 7.01(a)(1) for all prior Fiscal Years;

         (b) NET INTEREST INCOME ATTRIBUTABLE TO STUDENT LOANS AS TO EACH OWNER. Net Interest Income Attributable to Student Loans as to Each Owner shall be allocated as follows:

                           (i) First, to the extent that cumulative Loss
                  resulting from defaults on one or more Owner's Related Owner Notes ("Default Losses") have been allocated to other Owners (the "Other Owners") pursuant to Section 7.02(a), to the Other Owners to the extent of and in the same proportions as such Default Losses were so allocated; and

                           (ii) Second, to such Owner.

         (c) NET INTEREST INCOME ATTRIBUTABLE TO RESERVE ACCOUNTS AS TO EACH OWNER. Net Interest Income Attributable to Reserve Accounts as to Each Owner shall be allocated as follows:

                  (i) First, to the extent that the allocation under Section 7.01(b)(i) shall not have offset all allocations of Default Losses to the Other Owners, to the Other Owners to the extent of and in the same proportions as such Default Losses which were not so offset were allocated; and

                  (ii) Second, to such Owner.

         (d) OTHER PROFIT. All Profit for any Fiscal Year not allocated pursuant to Section 7.01 (a), (b) and (c) shall be allocated as follows:

                  (i) First, to the extent that the allocation under Section
                  7.01 (b)(i) and (c)(i) shall not have offset all allocations of Default Losses to the Other Owners, to the Other Owners to the extent of and in the same proportion as such Default Losses which were not so offset were allocated;

                  (ii) Second, all income resulting from recoveries on defaulted Related Owner Notes shall be allocated to the related Owner of such Notes to the extent the related Owner was previously allocated Loss under Section 7.02(a) with respect to such Related Owner Notes; and

                  (iii) Third, to the Owners in proportion to their Sharing Ratios.

         Section 7.02. LOSS. After giving effect to the special allocations set forth in Section 7.03, Loss for any Fiscal Year shall be allocated as set forth in Section 7.02(a) and (b), subject to the limitation in Section 7.02(c).

         (a) LOSS ATTRIBUTABLE TO NOTE DEFAULTS. To the extent of any positive balance in such Owner's Capital Account, and, with respect to a Funding Owner, to the extent of the sum of any positive balance in such Owner's Capital Account plus any uncontributed Funding Amount, each Owner shall be specially allocated all Default Losses for such Fiscal Year resulting from defaults on such Owner's Related Owner Notes transferred to the Trust. If the allocation of such Default Losses would be in excess of the positive balance in such Owner's Capital Account, or, in the case of a Funding Owner, the sum of the positive balance in such Owner's Capital Account plus any uncontributed Funding Amount, such excess shall be allocated to the Other Owners to the extent of the respective positive balance in each other Owner's Capital Account and, with respect to a Funding Owner, to the extent of the sum of any positive balance in such Owner's Capital Account plus any uncontributed Funding Amount, and in proportion to each other Owner's initial Capital Contributions and to a Funding Owner's aggregate Capital Contributions plus any uncontributed Funding Amount.

         (b) OTHER LOSS. All Loss not allocated pursuant to Section 7.02(a) shall be allocated to the Owners in proportion to their Sharing Ratios.

         (c) EFFECT OF ADJUSTED CAPITAL ACCOUNT DEFICIT. The Loss allocated pursuant to Section 7.02(a) and (b) shall not exceed the maximum amount of Loss that can be so allocated without causing any Owner to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Owners would have Adjusted Capital Account Deficits as a consequence of an allocation of Loss pursuant to Section 7.02(a) and (b), the limitation set forth in this Section 7.02(c) shall be applied on a Owner by Owner basis so as to allocate the maximum permissible Loss to the Owner under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

         Section 7.03. SPECIAL ALLOCATIONS.

         (a) MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this
Section 7.03, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Owner shall be specially allocated items of Trust income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Owner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Owner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 7.03(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

         (b) OWNER MINIMUM GAIN CHARGEBACK. Except as otherwise provided in
Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 7.03, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Owner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with
Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt

Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 7.03(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

         (c) QUALIFIED INCOME OFFSET. In the event any Owner unexpectedly receives any adjustments, allocations, or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), Section 1.704-1(b)(2)(ii)(d)(5), or Section
1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Trust income and gain shall be specially allocated to the Owner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Owner as quickly as possible, provided that an allocation pursuant to this Section 7.03(c) shall be made only if and to the extent that the Owner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VII have been tentatively made as if this Section 7.03(c) were not in this Agreement.

         (d) GROSS INCOME ALLOCATION. In the event any Owner has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of the amount such Owner is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Owner shall be specially allocated items of Trust income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 7.03(d) shall be made only if and to the extent that such Owner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article VII have been made as if Section 7.03(c) and this Section 7.03(d) were not in this Agreement.

         (e) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any Fiscal Year shall be specially allocated among the Owners in proportion to their Sharing Ratios.

         (f) PARTNER NONRECOURSE DEDUCTIONS. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Owner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse

         Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

         (g) MANDATORY ALLOCATIONS UNDER CODE SECTION 704(C). Notwithstanding the foregoing provisions of this Section 7.03, in the event Code Section 704(c) or Code Section 704(c) principles applicable under Section 1.704-1(b)(2)(iv) of the Regulations require allocations of Profit or Loss in a manner different than that set forth above, the provisions of Code Section

704(c) and the Regulations thereunder shall control such allocations. Any item of Trust income, gain, loss and deduction with respect to any property (other than cash) that has been contributed by a Partner to the capital of the Trust or which has been revalued for Capital Account purposes pursuant to Section 1.744-1(b)(2)(iv) of the Regulations and which is required to be allocated to such Partner for income tax purposes under Code Section 704(c) so as to take into account the variation between the tax basis of such property and its fair market value at the time of its contribution shall be allocated solely for income tax purposes in the manner required or permitted under Code Section 704(c) using the "traditional method" described in Section 1.704-3(b) of the Regulations, PROVIDED, HOWEVER, that curative allocations consisting of the special allocation of gain or loss upon the sale or other disposition of the contributed property shall be made in accordance with Section 1.704-3(c) of the Regulations to the extent necessary to eliminate any disparity, to the extent possible, between the Partners' book and tax Capital Accounts attributable to such property; FURTHER PROVIDED, HOWEVER, that any other method allowable under applicable Regulations may be used for any contribution of property as to which there is agreement between the contributing Partner and the Administrator.

         Section 7.04. CURATIVE ALLOCATIONS. The allocations set forth in Sections 7.03(a) through (g) (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Owners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Trust income, gain, loss, or deduction. Therefore, notwithstanding any other provision of this Article VII (other than the Regulatory Allocations), offsetting special allocations of Trust income, gain, loss, or deduction shall be made so that, after such offsetting allocations are made, each Owner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Owner would have had if the Regulatory Allocations were not part of the Agreement and all Trust items were allocated pursuant to Sections 7.01 and
7.02. In making such offsetting allocations, there shall be taken into account future Regulatory Allocations under Sections 7.03(a) and (b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 7.03(e) and (f).

         Section 7.05. OTHER ALLOCATION RULES.

         (a) For purposes of determining the Profit, Loss, or any other items allocable to any period, Profit, Loss, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Owner Trustee, under the direction of the Super-majority Owners, using any method permissible under Code Section 706 and the Regulations thereunder.

         (b) The Owners are aware of the income tax consequences of the allocations made by this Article VII and hereby agree to be bound by the provisions of this Article VII in reporting their shares of Trust income and loss for income tax purposes.

         (c) Solely for purposes of determining a Owner's proportionate share of the "excess nonrecourse liabilities" of the Trust within the meaning of Section 1.752-3(a)(3) of the Regulations, the Owner's interests in Trust profits are in proportion to their Sharing Ratios.

         (d) To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Owner Trustee shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Limited Partner.

         Section 7.06. DISTRIBUTION OF NET CASH FLOW. Except to the extent prohibited by any other agreement to which the Trust is a party or is otherwise bound and subject to Section 6.02 hereof, Net Cash Flow on each Distribution Date shall be distributed on such Distribution Date to each Owner in an amount equal to (i) the Profit allocated to such Owner under this Article VII and not previously distributed to such Owner (ii) less the amount of Default Losses allocated to such Owner to the extent such Default Losses were not applied in reduction of the amount of any previous distribution of Net Cash Flow to such Owner. All payments to be made under this Agreement by the Owner Trustee shall be made only from the income and proceeds of the Trust Property and only to the extent the Owner Trustee has received such income or proceeds.

         Section 7.07. DISTRIBUTION STATEMENT. With each distribution to an Owner pursuant to Section 7.06, the Owner Trustee shall deliver a Distribution Date Statement setting forth, for the period since the preceding Distribution
Date:

                  (i) income and proceeds received by the Owner Trustee with respect to the Trust Property;

                  (ii) amounts paid to the Owner Trustee;

                  (iii) amounts paid to any Person pursuant to a Trust Related Agreement; and

                  (iv) amounts paid for other expenses of the Trust.

         Section 7.08. ALLOCATION OF TAX LIABILITY. In the event that any tax is imposed on the Trust, such tax shall be charged against amounts otherwise distributable to the Owners in proportion to their respective Sharing Ratios. The Owner Trustee is hereby authorized to retain from amounts otherwise distributable to the Owners sufficient funds to pay or provide for the payment of, and then actually pay, such tax as is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

         Section 7.09. METHOD OF PAYMENT. All amounts payable to an Owner pursuant to this Agreement shall be paid by the Owner Trustee to such Owner or a nominee therefor by check payable to such Owner, mailed first class to the address of such Owner appearing on the register maintained pursuant to Section 3.02, or by crediting the amount to be distributed to such Owner to an account maintained by such Owner with the Owner Trustee or by transferring such amount by wire transfer in immediately available funds to a banking institution with bank wire transfer facilities for the account of such Owner, as instructed in writing from time to time by such Owner. The Owner Trustee may require an Owner to pay any wire transfer fees incurred in connection with any wire transfer made to such Owner.

         Section 7.10. NO SEGREGATION OF FUNDS; NO INTEREST. Subject to Section 2.03(b)(ii) and Section 5.01, funds received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

         Section 7.11. INTERPRETATION AND APPLICATION OF PROVISIONS BY THE ADMINISTRATOR. The Owner Trustee shall appoint and authorize the Administrator to interpret and apply the provisions set forth in this Article VII regarding allocations of Profit and Loss and Distributions of Net Cash Flow, to resolve any ambiguities that may result from such application and to provide the Owner Trustee and the Owners with clarification of any provision as may be necessary or appropriate. The determinations of the Administrator shall be binding upon the Owners.


                                  ARTICLE VIII

                    AUTHORITY AND DUTIES OF THE OWNER TRUSTEE

         Section 8.01. GENERAL AUTHORITY. The Owner Trustee is authorized to take all actions required or permitted to be taken by it pursuant to the terms of this Agreement, the Trust Related Agreements and the Business Trust Statute. The Owner Trustee is further authorized from time to time to take such action as the Administrator directs with respect to the Trust Related Agreements.

         Section 8.02. SPECIFIC AUTHORITY. The Owner Trustee is hereby authorized and directed to take the following actions:

         (a) execute the Certificate of Trust substantially in the form of
Exhibit 3 hereto; and

         (b) execute and deliver on behalf of the Trust, the Trust Related Agreements, including without limitation, the Trust Certificates and any other document contemplated by the foregoing;

in each case, in such form as the Administrator shall approve, as evidenced conclusively by the Owner Trustee's execution thereof.

         Section 8.03. GENERAL DUTIES. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and to administer the Trust in the interest of the Owners. Notwithstanding the foregoing, the Owner Trustee shall have deemed to have discharged its duties and responsibilities hereunder under the Trust Related Agreements to the extent the Administrator has agreed in the Administration Agreement to perform such acts or to discharge such duties of the Owner Trustee hereunder or under any Trust Related Agreement, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

         Section 8.04. ACCOUNTING AND REPORTS TO THE OWNERS, THE INTERNAL REVENUE SERVICE AND OTHERS. The Owner Trustee shall (i) maintain or cause to be maintained the books of the Trust on a calendar year basis on the accrual method of accounting, (ii) deliver to each Owner, within 60 days of the end of each Fiscal Year, or more often, as may be required by the Code and the regulations thereunder, a copy of the annual financial statement of the Trust for such Fiscal Year and a statement in such form and containing such information as may be required by such regulations, and as is necessary and appropriate to enable each Owner to prepare its federal and state income tax returns, (iii) file such tax returns relating to the Trust, and make such elections, including an election for the first taxable year of the Trust, necessary for the Trust to qualify as a partnership, or as may from time to time be required under any applicable state or federal statute or rule or regulation thereunder, (iv) cause such tax returns to be signed in the manner required by law, (v) collect or cause to be collected any withholding tax required by the Code to be withheld by the Owner Trustee with respect to distributions to Owners who are nonresident aliens or foreign corporations, and (vi) cause to be mailed to each Owner copies of all such reports and tax returns of the Trust.

         Section 8.05. SIGNATURE OF RETURNS. The Owner Trustee shall sign on behalf of the Trust the tax returns and other Periodic Filings of the Trust, unless applicable law requires an Owner to sign such documents, in which case, so long as the Depositor is an Owner and applicable law allows the Depositor to sign any such document, the Depositor shall sign such document. At any time that the Depositor is not an Owner, or is otherwise not allowed by law to sign any such document, then the Owner required by law to sign such document shall sign.

         Section 8.06. RIGHT TO RECEIVE AND RELY UPON INSTRUCTIONS. In the event that the Owner Trustee is unable to decide between alternative courses of action, or is unsure as to the application of any provision of this Agreement or any Trust Related Agreement, or such provision is ambiguous as to its application, or is or appears to be, in conflict with any other applicable provision, or in the event that this Agreement or any Trust Related Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action which the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Owners requesting instructions and, to the extent that the Owner Trustee shall have acted or refrained from acting in good faith in accordance with any instructions received from the Owners, the Owner Trustee shall not be liable on account of such action or inaction to any Person. If the Owner Trustee shall not have received appropriate instructions within ten days of such notice (or within such shorter period of time as may be specified in such notice) the Owner Trustee may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Trust Related Agreements, as the Owner Trustee shall deem to be in the best interests of the Owners, and the Owner Trustee shall have no liability to any Person for such action or inaction.

         Section 8.07. NO DUTIES EXCEPT AS SPECIFIED IN THIS AGREEMENT OR IN INSTRUCTIONS. The Owner Trustee shall not have any duty or obligation to manage, make any payment in respect of, register, record, sell, dispose of or otherwise deal with the Trust Property, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee or the Trust is a party, except as expressly provided by the terms of this Agreement and no implied duties or obligations shall be read into this Agreement against the Owner Trustee. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Property which result from claims against the Owner Trustee personally that are not related to the ownership or the administration of the Trust Property or the transactions contemplated by the Trust Related Agreements.

         Section 8.08. NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR INSTRUCTIONS. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Property except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, and (ii) in accordance with instructions delivered to the Owner Trustee pursuant to Section 8.06 and Article IV hereof.

         Section 8.09. RESTRICTION. Notwithstanding anything herein to the contrary, the Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust or (b) that would result in the Trust being treated as an association taxable as a corporation for Federal income tax purposes.

                                   ARTICLE IX

                          CONCERNING THE OWNER TRUSTEE

         Section 9.01. ACCEPTANCE OF TRUSTS AND DUTIES. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to the same but only upon the terms of this Agreement. The Owner Trustee shall not be personally liable under any circumstances, except (i) for its own willful misconduct or gross negligence, (ii) for liabilities arising from the failure by the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of Section 8.07, or (iii) for taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by the Owner Trustee in connection with any of the transactions contemplated by this Agreement or the Trust Related Agreements. In particular, but not by way of limitation:

         (a) The Owner Trustee shall not be personally liable for any error of judgment made in good faith by an Authorized Officer of the Owner Trustee;

         (b) The Owner Trustee shall not be personally liable with respect to any action taken or omitted to be taken by the Owner Trustee in good faith in accordance with the instructions of the Administrator or the Owners;

         (c) No provision of this Agreement shall require the Owner Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

         (d) Under no circumstance shall the Owner Trustee be personally liable for any indebtedness of the Trust under any Trust Related Agreement;

         (e) The Owner Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor, or for the form, character, genuineness, sufficiency, value or validity of any Student Loan or Trust Certificate (other than with respect to the due execution thereby by an Authorized Officer), or for or in respect of the validity or sufficiency of the Administration Agreement or the Trust Related Agreements; and

         (f) The Owner Trustee shall not be liable for the default or misconduct of the Administrator under any of the Trust Related Agreements or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Issuer hereunder or under any

Trust Related Agreement that are required to be performed by the Administrator under the Administration Agreement.

         Section 9.02. FURNISHING OF DOCUMENTS. The Owner Trustee shall furnish to the Owners, promptly upon receipt thereof, duplicates or copies of all material reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee hereunder (other than documents originated by or otherwise furnished to such Owners).

         Section 9.03. RELIANCE; ADVICE OF COUNSEL.

         (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or any assistant treasurer or the secretary of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

         (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under any of the Trust Related Agreements, the Owner Trustee (i) may act directly or, at the expense of the Trust, through agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care; and (ii) may, at the expense of the Trust, consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it, and the Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

         Section 9.04. NOT ACTING IN INDIVIDUAL CAPACITY. Except as expressly provided in this Article IX, in accepting the trusts hereby created the Owner Trustee acts solely as trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or the Trust Related Agreements shall look only to the Trust Property for payment or satisfaction thereof.

                                    ARTICLE X

                          COMPENSATION OF OWNER TRUSTEE

         Section 10.01. OWNER TRUSTEE'S FEES AND EXPENSES. The Owner Trustee shall receive compensation from the Trust Property for its services hereunder as set forth on the fee schedule attached hereto as Exhibit 4. The Owner Trustee shall be entitled to be reimbursed for its reasonable expenses hereunder, including, without limitation, the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and duties under this Agreement and the Trust Related Agreements.

         Section 10.02. INDEMNIFICATION. The Owners shall be jointly and severally liable for, and hereby agree to indemnify Delaware Trust Capital Management, Inc., individually and as Owner Trustee and its successors, assigns, agents and servants, from and against, any and all liabilities, obligations, losses, damages, taxes (other than taxes incurred as the result of the payment of fees and expenses pursuant to Section 10.01), claims, actions, suits, costs, expenses and disbursements (including legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted at any time against the Owner Trustee (whether or not indemnified against by other parties) in any way relating to or arising out of this Agreement, any Trust Related Agreement, the administration of the Trust Property or the action or inaction of the Owner Trustee hereunder, except only that the Owners shall not be required to indemnify the Owner Trustee for expenses arising or resulting from any of the matters described in the second sentence of Section 9.01. The indemnities contained in this Section 10.02 shall survive the termination of this Agreement. The obligations of the Owners pursuant to this Section 10.02 shall be borne in proportion to their respective Percentage Interests. The indemnities contained in this Section 10.02 extend only to the Owner Trustee in its individual capacity.

         Section 10.03. LIEN ON TRUST PROPERTY. The Owner Trustee shall have a lien on the Trust Property for any compensation or expenses and indemnity due hereunder which lien shall be prior to all other liens.

         Section 10.04. PAYMENTS TO THE OWNER TRUSTEE. Any amounts paid to the Owner Trustee from the Trust Property pursuant to this Article X shall be deemed not to be part of the Trust Property immediately after such payment.

                                   ARTICLE XI

                              TERMINATION OF TRUST

         Section 11.01. TERMINATION OF TRUST.

         (a) The trust created hereby shall terminate and, except as otherwise provided in this Article XI, this Agreement shall be of no further force or effect, upon the earlier of (i) if there are no Bonds outstanding, the unanimous consent of the Owners, (ii) if there are no Bonds outstanding, the sale or other final disposition by the Owner Trustee of the Trust Property and the final distribution by the Owner Trustee of all funds or other property or proceeds of the Trust Property in accordance with the terms of this Agreement and the Trust Related Agreements, and (iii) 21 years less one day after the death of the survivor of the descendants living on the date of this Agreement of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James.

         (b) The bankruptcy, death, incapacity, dissolution or termination of any Owner shall not operate to dissolve or terminate this Agreement, nor entitle such Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Property, nor otherwise affect the rights, obligations and liabilities of the parties hereto.

         (c) Upon the termination of the Trust pursuant to this Article XI, the Owner Trustee shall cause a Certificate of Termination to be filed with the Secretary of State.

         Section 11.02. DISTRIBUTION OF ASSETS. Upon termination of the Trust, the Owner Trustee shall take full account of the Trust assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the fair value thereof, and shall apply and distribute the proceeds therefrom in the following order:

                  (a) To the payment of the expenses of liquidation and the debts and liabilities of the Trust;

                  (b) To the setting up of reserves which the Owner Trustee may deem necessary or appropriate for anticipated obligations or contingencies of the Trust arising out of or in connection with the operation of the Trust. Such reserves may be paid over by the Owner Trustee to an escrow agent or trustee selected by the Owner Trustee to be disbursed by such escrow agent or trustee in payment of any of such obligations or contingencies and, if any balance remains at the expiration of such period as the Owner Trustee shall deem advisable, to be distributed by such escrow agent or trustee in the manner hereinafter provided;

                  (c) To the Owners in accordance with the positive balances in their respective Capital Accounts.

If at the time of liquidation the Owner Trustee shall determine that an immediate sale of some or all of the Assets would cause undue loss to the Owners, the Owner Trustee may, in order to avoid such loss and with the consent of the Owners, defer liquidation.

         Section 11.03. NO TERMINATION BY DEPOSITOR OR OWNERS. Except as provided in Section 11.01, neither the Depositor nor the Owners shall be entitled to terminate or revoke the Trust established hereunder.


                                   ARTICLE XII

             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

         Section 12.01. RESIGNATION OF OWNER TRUSTEE; APPOINTMENT OF SUCCESSOR.

                  (a) The Owner Trustee may resign at any time without cause by giving at least 60 days' prior written notice to the Administrator, the Owners and the Bond Insurer, such resignation to be effective upon the acceptance of appointment by a successor Owner Trustee under Section 12.01(b). In addition, the Super-majority Owners may with the consent of the Bond Insurer at any time remove the Owner Trustee without cause by an instrument in writing delivered to the Owner Trustee and the Administrator, such removal to be effective upon the acceptance of appointment by a successor Owner Trustee under Section 12.01(b). In case of the resignation or removal of the Owner Trustee, the Owners may with the consent of the Bond Insurer appoint a successor Owner Trustee by an instrument signed by the Owners. If a successor Owner Trustee shall not have been appointed within 30 days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, the Owner Trustee or the Owners may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor Owner Trustee shall have been appointed as provided above. Any successor Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor Owner Trustee appointed as above provided within one year from the date of the appointment by such court.

         (b) Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee an instrument accepting such appointment, and thereupon such successor Owner Trustee, without further act (except for the filing required under clause (e) below), shall become vested with all the estates, properties, rights, powers, duties and trust of the predecessor Owner Trustee in the trusts hereunder with like effect as if originally named the Owner Trustee herein; but nevertheless, upon the written request of such successor Owner Trustee and the payment of all fees and indemnities due the predecessor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, duties and trusts of such predecessor Owner Trustee, and such predecessor Owner Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all funds or other property then held or subsequently received by such predecessor Owner Trustee upon the trusts herein expressed.

         (c) Any successor Owner Trustee, however appointed, shall be approved by the Bond Insurer and shall be a bank or trust company (i) that meets the requirements of (A) Section 3(a)(7) of the Investment Company Act of 1940, as amended, and (B) Section 3807 of the Business Trust Statute and (ii) whose parent entity has a combined capital and surplus of as least $50,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Owner Trustee hereunder upon reasonable or customary terms.

         (d) Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Owner Trustee may be transferred, shall, subject to the terms of
Section 12.01(c), be the Owner Trustee under this Agreement without further act.

         (e) Any successor Owner Trustee appointed pursuant to this Article XII shall file an amendment to the Certificate of Trust with the Secretary of State reflecting the name and principal place of business of such successor Owner Trustee.

         Section 12.02. APPOINTMENT OF ADDITIONAL OWNER TRUSTEES. At any time or times for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property may at the time be located, the Owner Trustee and the Administrator, acting jointly, by an instrument in writing, may appoint one or more individuals or corporations approved by the Administrator and the Owner Trustee to act as separate trustee or separate trustees of all or any part of the Trust Property to the full extent that local law makes it necessary or appropriate for such separate trustee or separate trustees to act alone. If the Administrator shall not have joined in such appointment within fifteen days after the receipt of such request, the Owner Trustee, acting alone, shall have the power to make such appointment.


                                  ARTICLE XIII

                               TAX MATTERS PARTNER

         Section 13.01. TAX MATTERS PARTNER. The tax matters partner (within the meaning of section 6231(a)(7) of the Code and applicable Treasury Regulations) of the Trust for all federal income tax purposes set forth in the Code shall be the Owner that would be treated as the tax matters partner pursuant to section 6231(a)(7)(B) of the Code. Subject to Section 13.08, the tax matters partner shall have the authority to represent the Trust and perform the duties imposed on the tax matters partner under the Code, and as set forth in this Article XIII.

         Section 13.02. NOTICE OF TAX AUDIT. The tax matters partner shall give prompt notice to the Owners upon receipt of advice that the Internal Revenue Service intends to examine Trust income tax returns for any year.

         Section 13.03. AUTHORITY TO EXTEND PERIOD FOR ASSESSING TAX. Subject to
Section 13.08, the tax matters partner shall have the authority to extend the period for assessing any tax imposed on any Owner under the Code by any agreement as provided for under Section 6229(b)(1)(B) of the Code.

         Section 13.04. CHOICE OF FORUM FOR FILING PETITION FOR READJUSTMENT. Any petition for readjustment may, but is not required to, be filed by the tax matters partner in accordance with Section 6226(a) of the Code in the United States District Court for the district in which the Trust's principal place of business is located, or the United States Claims Court.

         Section 13.05. AUTHORITY TO BIND OWNERS BY SETTLEMENT AGREEMENT. Subject to Section 13.08, the tax matters partner shall enter into a settlement agreement in accordance with Section 6224(c)(3) of the Code as directed by the Owners.

         Section 13.06. NOTICES SENT TO THE INTERNAL REVENUE SERVICE. The tax matters partner shall use its best efforts to furnish to the Internal Revenue Service the name, address, profits interest and taxpayer identification number of each Owner and any additional information it receives from each Owner regarding any change in that Owner's name, address, profits interest and taxpayer identification number. In no event shall the tax matters partner be liable, responsible or accountable in damages or otherwise to the Owner for any loss in connection with furnishing such information to the Internal Revenue Service if the tax matters partner acts in good faith and is not guilty of fraud or gross negligence.

         Section 13.07. INDEMNIFICATION OF TAX MATTERS PARTNER. The Trust shall indemnify and save harmless the tax matters partner against any loss, damage, cost or expense (including attorneys' fees) incurred by it as a result of any act performed or omitted on behalf of the Trust or any Owner or in furtherance of the Trust's interests or the interests of the Owner, in its capacity as tax matters partner, without, however, relieving the tax matters partner of liability for bad faith, fraud or gross negligence.

         Section 13.08. APPROVAL OF TAX MATTERS PARTNER'S DECISIONS. The tax matters partner shall call a meeting of the Owners at any time in order to discuss any decisions the tax matters partner may propose to make, notice of which shall be included in the notice of such meeting. The tax matters partner shall make no decision and take no action with respect to the determination, assessment or collection of any tax imposed by the Code on the Owners unless and until such decision has been approved by the Owners.

         Section 13.09. PARTICIPATION BY OWNERS IN INTERNAL REVENUE SERVICE ADMINISTRATIVE PROCEEDINGS. Nothing contained in this Article XIII shall be construed to take away from any Owner any right granted to such person by the Code to participate in any manner in administrative proceedings of the Internal Revenue Service.


                                   ARTICLE XIV

                                  MISCELLANEOUS

         Section 14.01. SUPPLEMENTS AND AMENDMENTS. This Agreement may be amended only by a written instrument signed by the Owner Trustee, the Bond Insurer (for so long as there are Bonds outstanding or any amounts are owed to the Bond Insurer), and all of the Owners at the time of such amendment; provided, however, that if, in the opinion of the Owner Trustee, any instrument required to be so executed adversely affects any right, duty or liability of, or immunity or indemnity in favor of, the Owner Trustee under this Agreement or any of the documents contemplated hereby to which the Owner Trustee or the Trust is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the charter documents or by-laws of the Owner Trustee or any document contemplated hereby to which the Owner Trustee is a party, the Owner Trustee may in its sole discretion decline to execute such instrument.

         Section 14.02. NO LEGAL TITLE TO TRUST PROPERTY IN OWNER. Legal title to all Trust Property shall be vested at all times in the Trust as a separate legal entity, except where the laws of any jurisdiction require title to be vested in a trustee in which case legal title shall be vested in the Owner Trustee on behalf of the Trust. The Owners shall not have legal title to any part of the Trust Property and shall only have an undivided beneficial interest therein. No transfer, by operation of law or otherwise, of any right, title and interest of the Owners in and to their undivided Beneficial Interests in the Trust Property hereunder shall operate to terminate this Agreement or the trusts hereunder or entitle any successor transferee to an accounting or to the transfer to it of legal title to any part of the Trust Property.

         Section 14.03. PLEDGE OF COLLATERAL BY OWNER TRUSTEE IS BINDING. The pledge of any Trust Property to any Person by the Owner Trustee made under any Trust Related Agreement and pursuant to the terms of this Agreement shall bind the Owners and shall be effective to transfer or convey the rights of the Owner Trustee and the Owners in and to such Trust Property to the extent set forth in such Trust Related Agreement. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such pledge or as to the application of any proceeds with respect thereto by the Owner Trustee.

         Section 14.04. LIMITATIONS ON RIGHTS OF OTHERS. Nothing in this Agreement, whether express or implied, shall be construed to give to any Person other than the Owner Trustee, the Administrator and the Owners any legal or equitable right, remedy or claim in the Trust Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein provided, however, that for so long as there are Bonds outstanding or any amounts are owed to the Bond Insurer, the Indenture Trustee, the holders of the Bonds, and the Bond Insurer are third party beneficiaries hereof.

         Section 14.05. NOTICES. Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and delivered by hand or mailed by certified mail, postage prepaid, if to the Owner Trustee, addressed to: Delaware Trust Capital Management, Inc., 900 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trust Administration, or to such other address as the Owner Trustee may have set forth in a written notice to the Owners; and if to an Owner, addressed to it at the address set forth for such Owner in the register maintained by the Owner Trustee. Whenever any notice in writing is required to be given by the Owner Trustee hereunder, such notice shall be deemed given and such requirement satisfied 72 hours after such notice is mailed by certified mail, postage prepaid, addressed as provided above; any notice given by an Owner to the Owner Trustee shall be effective upon receipt by an Authorized Officer of the Owner Trustee. A copy of any notice delivered to the Owner Trustee shall also be delivered to the Administrator, addressed to:
First Marblehead Data Services Inc., 277 Park Avenue, New York, New York 10017.

         Section 14.06. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 14.07. SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 14.08. SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns and each Owner and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by an Owner shall bind the successors and assigns of such Owner.

         Section 14.09. HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         Section 14.10. GOVERNING LAW. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware (excluding conflict of law rules), including all matters of construction, validity and performance.

         Section 14.11. GENERAL INTERPRETIVE PRINCIPLES. For purposes of this Agreement except as otherwise expressly provided or unless the context otherwise requires:

         (a) the defined terms in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender;

         (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

         (c) references herein to "Articles", "Sections", "paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, paragraphs and other subdivisions of this Agreement;

         (d) a reference to a paragraph without further reference to a Section is a reference to such paragraph as contained in the same Section in which the reference appears, and this rule shall also apply to subparagraphs and other subdivisions;

         (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

         (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                       DELAWARE TRUST CAPITAL MANAGEMENT, INC., not in its individual capacity except as expressly provided herein, but solely as Owner Trustee


                                       By:______________________________________
                                       Name:    Richard N. Smith
                                       Title:   Vice President


                                       THE NATIONAL COLLEGIATE TRUST,
                                       as Depositor and Owner


                                       By:      Delaware Trust Capital
                                                Management, Inc., not in its
                                                individual capacity but solely
                                                as Owner Trustee


                                       By:______________________________________
                                       Name:    Richard N. Smith
                                       Title:   Vice President



ACKNOWLEDGED WITH RESPECT
TO THE POWER OF ATTORNEY
GRANTED IN SECTION 4.05

FIRST MARBLEHEAD DATA SERVICES INC.


By:______________________________________
Name:
Title:

                                   SCHEDULE A



    Owners                   Initial                             Capital           Initial
  (excluding                Allocable   Initial Allocable      Contribution      Sharing Ratio     Percentage
Funding Owners)             Bonds ($)   Student Loans ($)          ($)                (%)         Interest ($)
---------------             ---------   -----------------          ---                ---         ------------
Albright College             118,880           110,030            24,561              1.66           1.41
Allegheny College             87,428            80,920            14,946              1.18           1.00
Babson College                 2,772             2,566               436               .04            .03
Daniel Webster               183,563           169,898            36,792              2.55           2.16
College
Embry-Riddle                 168,977           156,398            43,328              2.47           2.09
Aeronaut
University
Franciscan                   144,094           133,367            30,143              2.02           1.71
University of
Steubenville
Franklin Pierce              305,002           282,297            81,869              4.49           3.81
College
Geneva College                 7,454             6,899             1,393              0.10           0.09
Illinois Institute of         39,243            36,322             7,185              0.54           0.46
Technology
Kings College                  4,586             4,245               749              0.06           0.05
Linfield College              25,591            23,686             4,777              0.35           0.30
Lycoming College             129,390           119,758            22,404              1.75           1.49
Mount Ida College             27,087            25,071            12,260              0.46           0.39
Oglethorpe College            13,164            12,184             3,695              0.20           0.17
Pt. Loma Nazarene            631,499           584,489           222,387              9.96           8.44
College
Tulane University             40,328            37,326            12,445              0.61           0.52
Utica College                177,545           164,328            39,389              2.51           2.13
Wesleyan College             149,326           138,210            56,133              2.40           2.03

                                                Initial                                            Initial
                              Initial          Allocable          Capital          Funding         Sharing
   Funding                   Allocable       Student Loans      Contributio         Amount          Ratio       Percentage
    Owners                    Bonds ($)           ($)               n ($)             ($)            (%)         Interest
    ------                    ---------           ---               -----             ---            ---         --------
Beaver College                 114,137          105,640            4,715            22,885            1.36         1.39
Bryant College                  95,206           88,119           (4,724)           20,664            1.03         1.09
Clarkson                     1,811,660        1,676,796          (60,904)          408,945           19.95        21.19
University
Elmira College                 237,767          220,067           (2,555)           64,500            2.68         2.95
Hartwick                     1,602,507        1,483,213          (17,580)          405,934           18.09        19.58
College
Pepperdine                     934,836          865,245          (43,924)          232,566           10.14        11.03
University
Presbyterian                   123,157          113,989           (2,673)           26,752            1.37         1.44
College
Roger Williams                 265,583          245,812          (13,466)           71,164            2.87         3.18
University
Santa Clara                    275,102          254,623           (2,318)           61,428            3.11         3.28
University
St. Anselm                     534,115          494,354           (5,611)          139,886            6.03         6.58
College

                                    EXHIBIT 1

                            FORM OF TRUST CERTIFICATE

                      THE NATIONAL COLLEGIATE TRUST 1997-S2

                                TRUST CERTIFICATE

         THE BENEFICIAL INTEREST IN THE TRUST REPRESENTED BY THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF (INCLUDING PLEDGED) BY THE HOLDER HEREOF UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE OWNER TRUSTEE, SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND STATE SECURITIES LAWS. THE TRANSFER OF THIS TRUST CERTIFICATE WILL NOT BE EFFECTIVE UNLESS THE TRANSFEREE HAS DELIVERED TO THE OWNER TRUSTEE A LETTER IN THE FORM REQUIRED BY
         SECTION 3.04(A) OF THE TRUST AGREEMENT AND THE TRANSFEREE PROVIDES THE OWNER TRUSTEE WITH EVIDENCE SATISFACTORY TO THE OWNER TRUSTEE DEMONSTRATING THE TRANSFEROR'S COMPLIANCE WITH SECTION 3.04(B) OF THE TRUST AGREEMENT.


                                TRUST CERTIFICATE
                          UNDER TRUST AGREEMENT, DATED
                            AS OF ____________, 1997


Certificate No. 1

         Delaware Trust Capital Management, Inc., not in its individual capacity, but solely as owner trustee (the "Owner Trustee") under a Trust Agreement, dated as of ____________, 1997, with The National Collegiate Trust (the "Depositor"), on behalf of the holders from time to time (each an "Owner") of beneficial interests in the trust created thereby (the "Trust Agreement"), hereby certifies that _________________ is the owner of a ___% undivided beneficial interest in the Trust Property provided for and created by the Trust Agreement. This Trust Certificate is issued pursuant to and is entitled to the benefits of the Trust Agreement, and each Owner by acceptance hereof shall be bound by the terms of the Trust Agreement. Reference is hereby made to the Trust Agreement for a statement of the rights and obligations of the Owner hereof. The

Owner Trustee may treat the person shown on the register maintained by the Owner Trustee pursuant to Section 3.02 of the Trust Agreement as the absolute Owner hereof for all purposes.

         Capitalized terms used herein without definition have the meanings ascribed to them in or by reference in the Trust Agreement.

         Transfer of this Trust Certificate is subject to certain restrictions and limitations set forth in the Trust Agreement, including the requirement that any transfer requires the prior consent of owners of at least 66 2/3% of the Percentage Interests in the Trust. In the manner more fully set forth in, and as limited by, the Trust Agreement, this Trust Certificate may be transferred upon the books of the Owner Trustee by the registered Owner in person or by his attorney duly authorized in writing upon surrender of this Trust Certificate to the Owner Trustee accompanied by a written instrument of transfer and with such signature guarantees and evidence of authority of the Persons signing the instrument of transfer as the Owner Trustee may reasonably require, whereupon the Owner Trustee shall issue in the name of the transferee a Trust Certificate or Trust Certificates evidencing the amount and extent of interest of the transferee.

         The Owner hereof, by its acceptance of this Trust Certificate, warrants and represents to the Owner Trustee and to the Owners of the other Trust Certificates issued under the Trust Agreement and agrees (a) that it is jointly and severally liable for all fees, expenses, taxes, indemnity payments and other charges of the Trust pursuant to the Trust Agreement, (b) not to transfer this Trust Certificate except in accordance with the Trust Agreement.

         This Trust Certificate and the Trust Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware (excluding conflict of law rules).

         IN WITNESS WHEREOF, the Owner Trustee, pursuant to the Trust Agreement, has caused this Trust Certificate to be issued as of the date hereof.



                                    DELAWARE TRUST CAPITAL MANAGEMENT, INC., not in its individual capacity, but solely as Owner Trustee


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


Dated:           , 1997

                                    EXHIBIT 2

                           FORM OF ACCESSION AGREEMENT


                                            __________________, 1997


Delaware Trust Capital Management, Inc.
900 Market Street
Wilmington, Delaware  19801
Attention:  Corporate Trust Administration

Dear Sirs:

         We refer to the Trust Agreement, dated as of ____________ 7, 1997 (the "Trust Agreement"), between The National Collegiate Trust (the "Company"), and Delaware Trust Capital Management, Inc., a Delaware business trust company (in its capacity as trustee thereunder, the "Owner Trustee"). We propose to purchase a beneficial interest in The National Collegiate Trust 1997-S2, a Delaware trust (the "Trust") formed pursuant to the Trust Agreement. Capitalized terms used herein without definition have the meanings given them in the Trust Agreement.

         1. We hereby agree, as provided and to the extent specified in Section
2.06 of the Trust Agreement, to be jointly and severally liable with any other holders of Trust Certificates with respect to the Trust for all fees, expenses, taxes, indemnity payments and other liabilities of the Trust in accordance with the terms of the Trust Agreement, including (except as otherwise provided in the Trust Agreement) those incurred by Delaware Trust Capital Management, Inc. in its capacity as Owner Trustee in the administration of the Trust thereunder, to the extent such fees, expenses, taxes, indemnity payments and other liabilities of the Trust or the Owner Trustee, as the case may be, with respect to the Trust, are not paid out of the Trust Property; provided, however, that we will be liable only for obligations of the Trust arising on and after the date hereof.

         2. We understand that our Trust Certificate is not being registered under the Securities Act of 1933, as amended (the "1933 Act"), or any state securities or "Blue Sky" law and is being sold to us in a transaction that is exempt from the registration requirements of the 1933 Act and any applicable state laws.

         3. We have knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Trust, we are able to bear the economic risk of investment in the Trust and we are an "accredited investor" as defined in Regulation D under the 1933 Act.

         4. We acknowledge that none of the Trust, the Company or the Owner Trustee has advised us concerning the federal or state income tax consequences of owning beneficial interest in the Trust, including the tax status of the Trust or the likelihood that distributions from the Trust would be characterized as "unrelated business income" for federal tax purposes, and we have consulted with our own tax advisor with respect to such matters.

         5. We are acquiring our Trust Certificate for our own account and not for the benefit of any other person and not with a view to any distribution of our beneficial interest in the Trust subject, nevertheless, to the understanding that disposition of our property shall at all times be and remain within our control.

         6. We agree that our beneficial interest in the Trust must be held indefinitely by us unless subsequently registered under the 1933 Act and any applicable state securities or "Blue Sky" law or unless exemptions from the registration requirements of the 1933 Act and applicable state laws are available.

         7. We agree that in the event that at some future time we wish to dispose of or exchange any of our beneficial interest in the Trust, we will not transfer or exchange any of our beneficial interest in the Trust unless we have obtained the prior written consent to such transfer or exchange pursuant to
Section 3.04 of the Trust Agreement, and either:

                  (A)(1) the transfer or exchange is made to an Eligible Purchaser (as defined below), (2) a letter to substantially the same effect as this letter is executed promptly by such Eligible Purchaser and (3) all offers or solicitations in connection with the sale (if a sale), whether made directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; or

                  (B) our beneficial interest in the Trust is sold in a transaction that does not require registration under the 1933 Act and any applicable State "Blue Sky" law.

         "Eligible Purchaser" means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe can make representations with respect to itself to substantially the same effect as the representations set forth herein.

         8. We understand that our Trust Certificate bears a legend to substantially the following effect:

         THE BENEFICIAL INTEREST IN THE TRUST REPRESENTED BY THIS
         TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE
         SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE

         SECURITIES LAW, AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF (INCLUDING PLEDGED) BY THE HOLDER HEREOF UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE OWNER TRUSTEE SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND STATE SECURITIES LAWS. THE TRANSFER OF THIS TRUST CERTIFICATE WILL NOT BE EFFECTIVE UNLESS THE TRANSFEREE HAS DELIVERED TO THE OWNER TRUSTEE A LETTER IN THE FORM REQUIRED BY SECTION 3.04(A) OF THE TRUST AGREEMENT AND THE TRANSFEREE PROVIDES THE OWNER TRUSTEE WITH EVIDENCE SATISFACTORY TO THE OWNER TRUSTEE DEMONSTRATING THE TRANSFEROR'S COMPLIANCE WITH SECTION 3.04(B) OF THE TRUST AGREEMENT.

         9. We agree to be bound by all the terms and conditions of our Trust Certificate and the Trust Agreement.

                                Very truly yours,


                               [Name of Purchaser]

                               By:_________________________________________
                               Name:_______________________________________
                               Title:______________________________________


Accepted and Acknowledged this
____ day of ____________, 1997.

DELAWARE TRUST CAPITAL MANAGEMENT, INC., not in its individual capacity, but solely as Owner Trustee


By:_________________________________________
Name:_______________________________________
Title:______________________________________

                                    EXHIBIT 3

                              CERTIFICATE OF TRUST

                                       OF

                      THE NATIONAL COLLEGIATE TRUST 1997-S2



         THE UNDERSIGNED, Delaware Trust Capital Management, Inc., as trustee, for the purpose of forming a business trust does hereby certify as follows:

         1. The name of the business trust is:

                      THE NATIONAL COLLEGIATE TRUST 1997-S2

         2. The name and business address of the trustee of the business trust in the State of Delaware is Delaware Trust Capital Management, Inc., 900 Market Street, Wilmington, Delaware 19801.

         3. The business trust reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Trust in the manner now or hereafter prescribed by law.

         4. This Certificate of Trust shall be effective upon filing.

         THE UNDERSIGNED, being the trustee hereinbefore named, for the purpose of forming a business trust pursuant to the provisions of the Delaware Business Trust Act, does make this certificate of trust, hereby declaring and further certifying that this is its act and deed and that to the best of the undersigned's knowledge and belief the facts herein stated are true.

                                        DELAWARE TRUST CAPITAL
                                        MANAGEMENT, INC.,
                                                  as trustee




                                        By:_______________________________
                                        Name:    Richard N. Smith
                                        Title:   Vice President

                                    EXHIBIT 4

                                  FEE SCHEDULE